SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 11, 1997

                               Hudson Foods, Inc.
             (Exact name of registrant as specified in its charter)

              DELAWARE                 1-9050           71-0427616
    (State of other jurisdiction    (Commission        (IRS Employer
         of incorporation)           File Number)       Identification No.)

                    1225 Hudson Road, Rogers, Arkansas 72756
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (501)636-1100

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Form 8-K

Item 5.  Other events.

  See attached press release issued by Hudson Foods, Inc. on July 11, 1997.


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Analyst Contact:  David Siemens                 Media Contact:  Tom Reynolds
Director of Investor Relations                  Secretary/Treasurer
(501) 631-5123                                  (501) 631-5177

      HUDSON FOODS, INC. ANNOUNCES RESTRUCTURING CHARGE, LOWER EARNINGS
                                  EXPECTATIONS

      ROGERS, Ark., July 11 - Hudson Foods, Inc. (NYSE:HFI) today announced a restructuring charge resulting from a reorganization of its International Division. The charge of approximately $20.0 million ($33.3 million pre-tax) will negatively affect the Company's operating results for the third quarter and will amount to 66 cents per share. Additionally, the Company anticipates that it will not meet analysts' expectations before inclusion of the third quarter charge. Third quarter earnings per share before the charge are expected to be in the 16 to 18 cents per share range and after the charge the Company expects a loss of 48 to 50 cents per share. The less than expected earnings before the charge are mainly due to lower than anticipated market prices for the Company's chicken products. Nine month earnings per share before inclusion of the charge are expected to be in the 68 to 70 cents per share range and a profit of 2 to 4 cents per share after the charge.

      "The restructuring charge resulted from a comprehensive reorganization of our International Division, with particular emphasis placed on structural changes to our business in Russia," said Michael T. Hudson, president and chief executive officer. "In light of rapidly changing market forces in Russia, including significantly increased tariffs, the Company determined it to be in our best interest to reorganize our market distribution system in the country, including the restructuring of our alliance with our Russian customers. Associated with these changes, the Company has recognized that certain receivables and other costs related to the establishment of viable business operations in Russia will not be recoverable. The reorganization will allow us to grow our customer base by distributing our products into the widespread geographic markets of Russia. We still believe there are business opportunities in Russia and we feel confident, under existing tariff laws, that this restructuring will allow our International Division to effectively compete in the Russian marketplace."

      Hudson Foods, the nation's 3rd largest publicly traded poultry company, sells a variety of chicken, turkey, beef and pork products under the "Hudson," "Delightful Farms," "Pierre" and "Schweigert" brand names. The Company's financial information may be found at www.hudsonfoods.com on the Internet, or by
calling PR Newswire's Company News On-Call fax service at 800-758-5804,    ext.
111748.

FORWARD LOOKING STATEMENT

      Certain statements in this release constitute forward-looking statements and involve risks, uncertainties and other factors which may cause the actual performance of the Company to be materially different from the performance expressed or implied by such statements. Such factors include, among others, the possibility of tariff law changes or other restrictions directly affecting sales to Russia or the repatriation of revenues from such sales, changes in the Russian marketplace, political and social instability, difficulties in assessing credit risks in sales to Russian customers and in collecting amounts owed, fluctuations in foreign exchange rates, and other risks commonly encountered in international trade.